UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2005

OLD NATIONAL BANCORP
(Exact name of Registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	001-15817 (Commission File Number)		35-1539838 (IRS Employer Identification No.)
1 Main Street, Evansville, IN (Address of Principal Executive Offices)		47708 (Zip Code)

(812) 464-1294
(Registrant's telephone number, including area code)

Item 1.02 Termination of a Material Definitive Agreement

On January 21, 2005, Old National Bancorp (the "Company") issued a press release announcing the retirement of Thomas F. Clayton. The press release is attached to the Company's Current Report on Form 8-K filed with the SEC on January 21, 2005 and is incorporated herein by reference. Mr. Clayton's Severance and Change of Control Agreements (the "Agreements") will be terminated in conjunction with his retirement on February 28, 2005. Pursuant to his Severance Agreement, Mr. Clayton is entitled to receive a lump sum payment totaling $711,637 which is equal to his week of pay multiplied by two times his years of service plus targeted cash incentives that he would have been eligible to receive this year.

Forms of the Agreements were filed as Exhibits 10(b) and 10(c) to the Company's Current Report on Form 8-K filed with the SEC on January 4, 2005, and are incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp
(Registrant)

Date: January 26, 2005

By: /s/ Christopher A. Wolking
Christopher A. Wolking
Executive Vice President and Chief Financial Officer